                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                NovaCare, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                [NOVACARE LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held October 30, 1997

                                                   King of Prussia, Pennsylvania
                                                              September 29, 1997

To the Holders of Common Stock of
  NovaCare, Inc.:

     The Annual Meeting of the Stockholders of NovaCare, Inc. (the "Company") will be held at The Park Ridge at Valley Forge Hotel, 480 North Gulph Road, King of Prussia, Pennsylvania, on Thursday, October 30, 1997 at 10:00 A.M., local time, to consider and act upon the following matters:

          1. Election of directors for the ensuing year.

          2. To consider and act upon a proposal to approve a grant of options to purchase Common Stock to an executive officer.

          3. Ratification of selection of independent accountants.

          4. Such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on September 5, 1997 are entitled to notice of and to vote at the meeting. A list of the stockholders entitled to vote at the meeting may be examined at the Company's executive offices in King of Prussia, Pennsylvania during the ten-day period preceding the meeting.

                                          By order of the Board of Directors,

                                          Peter D. Bewley
                                          Secretary

     Stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please mark, sign and date the enclosed proxy and mail it promptly in the enclosed return envelope so that your vote can be recorded. The envelope does not require any postage if mailed in the United States.

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of NovaCare, Inc. (the "Company") for use at the 1997 Annual Meeting of Stockholders (the "Meeting") to be held on October 30, 1997, and at any adjournments thereof. If properly signed and returned to the Company and not revoked, the proxy will be voted in accordance with the instructions it contains. The persons named in the accompanying proxy will vote the proxy for the Board of Directors' slate of directors and as recommended by the Board of Directors unless contrary instructions are given. This Proxy Statement and the enclosed proxy are first being sent to stockholders on or about September 29, 1997. The Company's principal executive offices are located at 1016 West Ninth Avenue, King of Prussia, Pennsylvania 19406.

     Any proxy may be revoked at any time before it is exercised. The casting of a ballot at the Meeting by a stockholder who may theretofore have given a proxy will not have the effect of revoking that proxy.

     Only stockholders of record at the close of business on September 5, 1997 are entitled to vote at the Meeting or any adjournments thereof. As of September 5, 1997, the Company had 61,076,427 outstanding shares of common stock, $.01 par value (the "Common Stock"), each holder of which is entitled to one vote per share with respect to each matter to be voted on at the Meeting. The Company has no class or series of stock outstanding other than the Common Stock.

     Directors are elected by plurality vote. Approval of the proposal to grant options to an executive officer and ratification of the selection of independent accountants for the Company will require the affirmative vote of the holders of a majority of the Common Stock entitled to vote on the proposal and present in person or represented by proxy. With respect to such proposals, abstentions will be included, but broker non-votes will not be included, in the calculation of the number of holders who are present at the Meeting.

                            I. ELECTION OF DIRECTORS

     Ten directors will be elected at the Meeting. It is the intention of each of the persons named in the accompanying proxy to vote the shares represented thereby in favor of the ten nominees listed in the following table, unless contrary instructions are given. All of such nominees, except Peter O. Crisp, are presently serving as directors. In case any of the nominees is unable or declines to serve, such persons reserve the right to vote the shares represented by such proxy for another person duly nominated by the Board of Directors in his or her stead or, if no other person is so nominated, to vote such shares only for the remaining nominees. The Board of Directors has no reason to believe that any person named will be unable or will decline to serve. The directors elected by the stockholders will serve until the 1998 Annual Meeting of Stockholders and until their respective successors are duly elected and shall have qualified. Certain information concerning the nominees for election as directors is set forth below. Such information was furnished by them to the Company.

                                                                      SHARES OF COMMON
                                                                        STOCK OWNED
                        NAME OF NOMINEE AND                          BENEFICIALLY AS OF     PERCENT
                     BIOGRAPHICAL INFORMATION                        AUGUST 31, 1997(1)     OF CLASS
-------------------------------------------------------------------  ------------------     --------
PETER O. CRISP, age 65, was an associate of Rockefeller Family &
Associates, a family investment group, from 1960 to August 1997;
serving as a General Partner in Venrock Associates, a venture capital limited partnership, and as Chairman of Venrock, Inc., a venture capital investment firm. He is also a director of the following corporations: American Superconductor Corp.; Evans &
Sutherland Computer Corp.; Long Island Lighting Co.; Thermedics,
Inc.; Thermo Electron Corporation; Thermo Power Corporation;
ThermoTrex Corp., and U.S. Trust Corporation.                                41,808              *

JOHN H. FOSTER, age 55, has been Chairman of the Board of the
Company since December 1984. Between December 1984 and May 1997, he was also Chief Executive Officer of the Company. Mr. Foster is a director of Corning Incorporated, an international corporation with business interests in specialty materials, communications,
laboratory services and consumer products. Since March 1991, Mr.
Foster also has been Chairman of the Board and Chief Executive
Officer of Apogee, Inc., a national mental health services company incorporated in 1991. Mr. Foster is founder and Chairman of Foster
Management Company, an investment advisor, and general partner of
various venture capital investment funds.                                 3,945,536(2)         6.5%

TIMOTHY E. FOSTER, age 45, has been Chief Executive Officer of the
Company since May 1997 and a director of the Company since December
1984. He was President and Chief Operating Officer of the Company
from October 1994 to May 1997. He served as Senior Vice President,
Finance and Administration and Chief Financial Officer of the
Company from November 1988 to October 1994, Treasurer of the
Company from March 1992 to October 1994 and Secretary of the
Company from September 1987 to May 1994. Since February 1995, he has also been a director of Apogee, Inc., a national mental health
services company.                                                           941,529(3)         1.5%

E. MARTIN GIBSON, age 59, has been a director of the Company since
March 1992. Mr. Gibson, who is retired, served as Chairman and
Chief Executive Officer of Corning Lab Services, Inc., a subsidiary of Corning Incorporated, from 1990 until December 1994. He
currently serves as a director of International Technology Corp., an environmental management company, and of Hardinge Brothers,
Inc., a manufacturer of machine tools.                                       25,466(4)           *

                                                                      SHARES OF COMMON
                                                                        STOCK OWNED
                        NAME OF NOMINEE AND                          BENEFICIALLY AS OF     PERCENT
                     BIOGRAPHICAL INFORMATION                        AUGUST 31, 1997(1)     OF CLASS
-------------------------------------------------------------------  ------------------     --------

SIRI S. MARSHALL, age 49, has been a director of the Company since
May 1994. Ms. Marshall has been Senior Vice President and General
Counsel of General Mills, Inc., a food manufacturing company, since
October 1994. Ms. Marshall was Senior Vice President, General
Counsel and Secretary of Avon Products, Inc., a manufacturer and marketer of beauty products, fashion jewelry and fragrances, from
December 1992 to October 1994. She was Vice President-Legal and
Government Affairs and Secretary of Avon Products, Inc. from
November 1990 to December 1992.                                              15,566(5)           *

JAMES W. McLANE, age 58, has been President and Chief Operating
Officer and a director of the Company since May 1997. From 1991 to
1997, Mr. McLane served as Chief Executive Officer of Aetna Health
Plans and as Executive Vice President of Aetna Life and Casualty.
Mr. McLane is also a director of FemRx, a medical device
manufacturer.                                                               100,000(6)           *

STEPHEN E. O'NEIL, age 64, has been a director of the Company since
December 1984. Mr. O'Neil has been a Principal of The O'Neil Group, a private investment firm, since 1981. He is a director of
Brown-Forman Corporation, Castle Convertible Fund, Inc., Spectra
Fund, Inc., Alger Fund, Inc. and Alger American Funds.                       22,966(7)           *

GEORGE W. SIGULER, age 50, has been a director of the Company since
September 1986. Since January 1996, he has been a managing director of Siguler Guff & Company, LLC, an investment management firm. From
September 1991 to January 1996, Mr. Siguler was a managing director of Mitchell Hutchins Institutional Investors Inc. Mr. Siguler is a
director of Business Mortgage Investors, Inc. and Venture Lending
and Leasing, Inc.                                                            26,866(8)           *

ROBERT G. STONE, JR., age 74, has been a director of the Company since November 1993. From 1983 until 1995, Mr. Stone was Chairman of the Board of Kirby Corporation, a company which is engaged, through its subsidiaries, in inland and offshore marine
transportation and diesel repairs. He is now Chairman Emeritus and remains a director of Kirby. Mr. Stone is also a director of Core
Industries, Inc., Tandem Computers, Tejas Gas Corporation and
Russell Reynolds Associates, Inc. He is also Chairman Emeritus of the Board of Trustees of Mystic Seaport Museum, a trustee of
International House and the National Rowing Foundation and a Fellow
of Harvard College.                                                         113,105(9)           *

DANIEL C. TOSTESON, M.D., age 72, has been a director of the
Company since April 1991. He is Dean Emeritus of the Faculty of
Medicine and Caroline Shields Walker Distinguished Professor of
Cell Biology for Harvard University. From 1977 to 1997, Dr.
Tosteson was Dean of the Faculty of Medicine and Caroline Shields
Walker Professor of Physiology for Harvard University and President
of Harvard Medical Center. Dr. Tosteson has been President of
Massachusetts Biomedical Research Corporation since 1989 and was a member of the Board of Trustees of Duke University from 1987 until
1995.                                                                        28,866(10)          *

---------------
  *  Less than one percent.

 (1) As of August 31, 1997, each director had sole voting and investment power with respect to all shares shown in the table as beneficially owned by him or her, except as indicated below.

 (2) Includes 1,250,002 shares presently issuable upon exercise of options.

 (3) Includes 907,201 shares presently issuable upon exercise of options and 10,000 shares held by Mr. Foster's spouse.

 (4) Includes 22,866 shares presently issuable upon exercise of options.

 (5) Includes 13,566 shares presently issuable upon exercise of options.

 (6) Consists of 100,000 shares presently issuable upon exercise of options.

 (7) Includes 22,866 shares presently issuable upon exercise of options.

 (8) Consists of 26,866 shares presently issuable upon exercise of options.

 (9) Includes 17,466 shares presently issuable upon exercise of options. Does not include 54,382 shares held by Mr. Stone's spouse and 153,501 shares held by trusts of which Mr. Stone is a trustee, as to all of which shares Mr. Stone disclaims beneficial ownership.

(10) Consists of 28,866 shares presently issuable upon exercise of options.

     No family relationship exists among any of the directors or executive officers of the Company.

     During the fiscal year ended June 30, 1997, the Board met four times and convened twice by means of unanimous written consent. Each of the nominees listed above presently serving as a director of the Company attended at least 75% of the meetings of the Board and meetings of any committees of the Board on which such person served which were held during the time that such person served.

     The Board has a Compensation Committee, an Audit Committee and a Nominating Committee. The members of the Compensation Committee are Robert G. Stone, Jr., who serves as Chairman, E. Martin Gibson, Siri S. Marshall and Stephen E. O'Neil. The Compensation Committee determines the compensation of senior management, administers the Company's 1986 Stock Option Plan and determines the persons who are to receive options and the number of shares subject to each option. The Compensation Committee met twice during the fiscal year ended June 30, 1997.

     The members of the Audit Committee are Stephen E. O'Neil, who serves as Chairman, E. Martin Gibson, Siri S. Marshall and George W. Siguler. The Audit Committee acts as a liaison between the Board and the independent accountants and annually recommends to the Board the appointment of the independent accountants. The Audit Committee reviews with the independent accountants the planning and scope of the audits of the financial statements, the results of those audits and the adequacy of internal accounting controls and monitors the Company's compliance programs and other corporate and financial policies. The Audit Committee met twice during the fiscal year ended June 30, 1997.

     The members of the Nominating Committee are Robert G. Stone, Jr., who serves as Chairman, John H. Foster, George W. Siguler and Daniel C. Tosteson. The Nominating Committee is authorized to review, approve and recommend persons for election as directors. The Nominating Committee met once during the fiscal year ended June 30, 1997. It will consider nominations by stockholders, which should be submitted in writing to the Chairman of the Committee addressed in care of the Secretary, NovaCare, Inc., 1016 West Ninth Avenue, King of Prussia, Pennsylvania 19406.

COMPENSATION OF DIRECTORS OF NOVACARE

     The Company provides each director with an annual retainer of $10,000 and an annual grant of options to purchase 10,000 shares of Common Stock. The Company pays each director a fee of $1,000 per meeting attended, plus out-of-pocket expenses. In addition, committee members receive a fee of $1,000, plus out-of-pocket expenses, for each non-telephonic committee meeting attended that is not scheduled in conjunction with a meeting of the full Board, and a fee of $500, plus out-of-pocket expenses, for each non-telephonic committee meeting attended in conjunction with a meeting of the full Board and for each telephonic meeting of the Board or any committee of the Board.

COMPENSATION OF EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth information for the fiscal years ended June 30, 1997, 1996 and 1995 concerning the compensation paid or awarded to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company during each year.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                                                             COMPENSATION
                                           ANNUAL COMPENSATION                  AWARDS         ALL OTHER
       NAME AND                   --------------------------------------       OPTIONS        COMPENSATION
  PRINCIPAL POSITION     YEAR     SALARY($)     BONUS($)     OTHER($)(1)         (#)            ($) (2)
-----------------------  ----     ---------     --------     -----------     ------------     ------------
John H. Foster(3)......  1997     $ 553,899     $389,100       $66,627                 0        $ 36,303
Chairman of the Board    1996       530,865            0                       2,000,000         590,451
                         1995       553,022            0                               0         204,247
Timothy E. Foster(4)...  1997       495,482      194,550                               0          31,091
Chief Executive Officer  1996       403,750      100,000                       1,500,000          48,957
                         1995       393,480            0                          25,000          27,441
Daryl A. Dixon.........  1997       364,628      219,776                               0         120,152
President and General    1996       315,000      142,616                         155,766         137,895
  Manager--Contract      1995       291,077       94,500                         104,171          22,766
  Rehabilitation
  Division
Ronald G. Hiscock(5)...  1997       272,903      175,944                               0          18,282
President and General    1996       199,022      125,612                         232,518          28,520
  Manager--Outpatient..  1995       150,915       90,098                               0               0
  Division
Peter D. Bewley........  1997       260,186      140,037                               0          26,983
Senior Vice President,   1996       244,250       46,955                         120,461          31,852
  General Counsel and    1995       231,750       50,000                          50,000          25,845
  Secretary

---------------

(1) This amount represents the Company's incremental cost of personal use of the Company aircraft, after deducting payments received by the Company for such use.

(2) Other than the forgiveness of $140,000 and $455,000 of a loan to John H. Foster during fiscal years 1995 and 1996 respectively, and amounts of $19,244 and $61,586 payable in connection therewith in fiscal years 1995 and 1996 pursuant to the terms of his employment agreement; forgiveness of $90,000 in loans in each of fiscal years 1997 and 1996 and $6,993 and $8,741 payable in connection therewith to Daryl A. Dixon in fiscal years 1997 and 1996; amounts paid in fiscal years 1996 and 1995 of $7,049 and $3,524 to Ronald Hiscock as reimbursement for relocation expenses, and $6,645 paid in fiscal year 1995 to Peter D. Bewley as reimbursement for relocation expenses, these amounts represent contributions to the Company's 401(k) plan and its supplemental deferred compensation plan.

(3) John H. Foster served as Chairman of the Board and Chief Executive Officer of the Company until May 1997, when he relinquished the position of Chief Executive Officer.

(4) Timothy E. Foster became Chief Executive Officer of the Company in May 1997. From October 1994 to May 1997, he was President and Chief Operating Officer of the Company. Prior to such time he served as Senior Vice
    President -- Finance and Administration, Chief Financial Officer and Treasurer of the Company.

(5) Ronald G. Hiscock became President and General Manager-Outpatient Division in February 1996. He served as President and General
    Manager-Orthotics/Prosthetics Division from April 1995 until its combination with the Outpatient Division in March 1996, and prior to that time served as the Vice President of Operations for the same division.

     There were no grants of stock options to the executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 1997.

     The following table sets forth the number and value of options exercised by the executive officers of the Company named in the Summary Compensation Table during the fiscal year ended June 30, 1997 and the number and value of options held by such executive officers at June 30, 1997.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997
                       AND FISCAL YEAR-END OPTION VALUES

                                                                        NUMBER OF
                                                                       SECURITIES                VALUE OF
                                                                       UNDERLYING              UNEXERCISED
                                                                       UNEXERCISED             IN-THE-MONEY
                                                                       OPTIONS AT                OPTIONS
                                                                    JUNE 30, 1997(#)      AT JUNE 30, 1997($)(1)
                                                                    -----------------     ----------------------
                                   SHARES ACQUIRED      VALUE         EXERCISABLE/             EXERCISABLE/
              NAME                  UPON EXERCISE      REALIZED       UNEXERCISABLE           UNEXERCISABLE
---------------------------------  ---------------     --------     -----------------     ----------------------
John H. Foster...................         0               $0        1,250,002/799,998     $9,006,264/$5,699,986
Timothy E. Foster................         0                0         907,201/599,999       6,497,477/ 4,274,993
Daryl A. Dixon...................         0                0         82,963/ 55,303         600,111/   400,034
Ronald G. Hiscock................         0                0         112,030/108,015        838,038/   833,658
Peter D. Bewley..................         0                0         66,277/ 44,184         486,623/   324,411

---------------
(1) In-the-money options are those for which the fair market value of the underlying Common Stock exceeds the exercise price of the option. The value of in-the-money options is determined in accordance with regulations of the Securities and Exchange Commission by subtracting the aggregate exercise price of the option from the aggregate year-end value of the underlying Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Robert G. Stone, Jr., as Chairman, Stephen E. O'Neil, E. Martin Gibson and Siri S. Marshall served on the Compensation Committee of the Board of Directors for the entire 1997 fiscal year. No insider served on the Committee and there were no interlocks.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors (the "Committee") presently is composed of four independent non-employee directors. The Committee is responsible for setting and monitoring the effectiveness of the compensation provided to the Company's officers, directors and senior management employees.

     In its decision-making, the Committee is guided by a compensation philosophy designed to reward employees for the achievement of organizational goals and for the maximization of stockholder return. Specific levels of pay and incentive opportunity are determined by the competitive market for executive talent and, where appropriate, the need to invest in the future growth of the business.

     To determine the appropriate levels of compensation for different executive and management positions, the Committee uses survey data provided by independent external consulting firms. The most recent survey data was provided by Towers-Perrin, a leading national consulting firm. Towers-Perrin maintains a database of compensation information from hundreds of companies in a wide variety of industries. This information is updated on an ongoing basis. For the Company, competitive market data was extracted from this database which included companies of similar size and complexity which are drawn from health care and related industries. The survey group is consistent with the peer groups used in the performance graph found in this Proxy Statement. The data provided by this survey (the "Towers-Perrin Survey") was used during the year to evaluate the Company's executive and management compensation status across all operating divisions and provided the basis for fiscal year 1997 compensation planning.

     The compensation program, which provides incentives for executives to achieve the short-term and long-term goals of the Company, comprises three components: base salary, cash incentives and stock option awards.

     During fiscal year 1997, the executive salary ranges which were implemented during fiscal year 1994 for all management and executive positions (excluding the Chairman and the Chief Executive Officer), after adjusting for market rate changes based on the Towers-Perrin Survey, were used to administer all three components of the compensation program. The structure provided by these ranges allowed the Company to consistently and fairly manage the reward system, to encourage inter-divisional transfers, to manage compensation expenses and to control participation in supplemental benefits programs.

  Base Salary

     Consistent with all salary programs of the Company, executive base salaries are targeted at the 50th percentile of the competitive market. Annual salary adjustments, including that of the Chairman and Chief Executive Officer, are based on individual performance.

  Incentive Compensation

     Based on organizational level and performance, incentive opportunities are available to a wide range of Company employees. These programs are effective in reinforcing both the overall values of the Company and the specific operating goals of the various business units.

     Executive incentive plans are designed to focus executive attention on the key performance goals of the Company, to identify the expected levels of performance and to reward individuals who meet or exceed such expectations. The aggregate amounts available for incentive awards are determined by the overall financial performance of the Company. The actual awards paid to individual recipients under the plans are based on the achievement of weighted performance goals.

     For the Chairman and the Chief Executive Officer, the key measure of performance in fiscal year 1997 was earnings per share (exclusive of non-recurring items). The targeted amount of incentive compensation opportunity for the Chairman and the Chief Executive Officer was a fixed percentage of the Company's net income. Actual awards, which cannot exceed this fixed percentage, were determined by a formula which compares actual earnings per share performance to budgeted earnings per share. If actual earnings per share were less than 90% of budgeted earnings per share, no awards were available to the Chairman or to the Chief Executive Officer, except that the Chief Executive Officer would receive a minimum bonus required by his contract. See "Employment Agreements" below.

     For other executives and management employees, including the other executives named in this Proxy Statement, incentive awards were also performance-driven. A minimum of 25% of the incentive award was based on financial performance, and the remainder was based on achievement of specific business objectives. To earn incentive awards based on financial performance, the Company's performance must at a minimum have reached 85% of the financial performance targets established by the Board of Directors, at which level of performance 45% of the targeted incentive opportunity would be earned. Earned awards increased proportionally and reached 100% at achievement of 100% of the performance goal. Performance awards over 100% increased on a formula basis up to 200% of the targeted incentive opportunity at 200% of such performance goal; awards were capped at 200% of the targeted amount.

  Stock Option Awards

     The Company's 1986 Stock Option Plan (the "Plan") was approved by the Board of Directors and the stockholders of the Company to align executives' interests with shareholders' interests, to provide incentives for key employees of the Company and its subsidiaries by encouraging their ownership of Common Stock and to aid the Company in attracting and retaining such key employees, upon whose efforts the Company's success and future growth depends.

     Options are granted at the discretion of the Committee. Individual grant sizes are determined based on a variety of factors, which include practices for similar positions in the market and organizational and individual performance. At the discretion of the Committee, and based on the recommendation of management, options may also be used as an incentive for candidates recruited to fill key positions, or as special retention incentives for employees with significant future potential.

     All options under the Plan are granted at 100% of the fair market value on date of grant. The term of the option is 10 years from the date of grant and vested options can be exercised at any time during such period. Options generally vest and become exercisable in cumulative annual installments of 20% over five years commencing one year after the date of grant. Most of the options currently outstanding under the Plan were issued in May 1996 with an alternate price-based vesting schedule. Under that vesting schedule options vest in 20% increments either pursuant to the standard five-year schedule or when the market price of the Company's Common Stock averages $8, $10, $12, $14 and $16 for forty consecutive trading days, whichever first occurs. If an employee leaves the Company before options are vested, the unexercised options are forfeited and may be reissued under the Plan.

  Compensation of Chief Executive Officer

     For fiscal year 1997, John H. Foster, Chairman of the Board and Chief Executive Officer of the Company until May 1997, received $942,999 in aggregate cash compensation comprising $553,899 in base salary and $389,100 in incentive compensation. Mr. Foster's incentive compensation was targeted at a bonus of one percent of net income if the Company's earnings per share performance for the 1997 fiscal year met 100% of budgeted earnings per share, subject to adjustments for extraordinary items. Mr. Foster received a salary increase of $50,000 in fiscal year 1997. Mr. Foster's salary increase was based on the Company's improved performance, measured by earnings per share, and data on salaries of Chief Executive Officers of companies of comparable size.

     For fiscal year 1997, Timothy E. Foster, who became Chief Executive Officer of the Company in May 1997, received $690,032 in aggregate cash compensation comprising $495,482 in base salary and $194,550 in incentive compensation. His incentive compensation was targeted at a bonus of 0.5% of net income if the Company's earnings per share performance for the 1997 fiscal year met 100% of budgeted earnings per share, subject to adjustments for extraordinary items. Mr. Foster did not receive a salary increase in fiscal year 1997.

     The decisions of the Committee depend significantly on quantitative market data and recommendations of impartial third party consultants. The Committee believes its decisions are consistent with the Company's business objectives and performance expectations and have been made in the best interests of the Company and its stockholders.

                                          THE COMPENSATION COMMITTEE

                                             Robert G. Stone, Jr., Chairman
                                             E. Martin Gibson
                                             Siri S. Marshall
                                             Stephen E. O'Neil

     Notwithstanding anything set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report and the performance graph that follows shall not be incorporated by reference into any such filings.

PERFORMANCE GRAPH

     The following performance graph compares the cumulative total stockholder return of the Company's Common Stock to the S&P 500 Composite Stock Index and the S&P Healthcare Index for the period from June 30, 1992 through June 30, 1997. The graph assumes that $100 was invested in each of the Company's Common Stock, the S&P 500 and the companies listed on the S&P Healthcare Index on June 30, 1992 and that any dividends were reinvested.

                COMPARISON OF FIVE YEARS CUMULATIVE TOTAL RETURN
                        FOR THE YEAR ENDED JUNE 30, 1997

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)           NOVACARE, INC.         S & P 500       S & P HEALTH CARE
6/92                                               100                 100                 100
6/93                                                81                 114                  88
6/94                                                96                 115                  88
6/95                                                49                 145                 128
6/96                                                46                 183                 178
6/97                                                84                 247                 262

EMPLOYMENT AGREEMENTS

     In July 1994, the Company entered into an employment agreement, and on February 2, 1995 it amended that agreement, with John H. Foster, Chairman of the Board of the Company. The agreement provides for a five-year term of employment and provides for automatic one-year extensions commencing one year prior to termination in December 1998 and continuing on each subsequent anniversary until either party shall give the other notice of non-extension. The agreement provides for Mr. Foster to receive an annual base salary, currently $580,000, subject to increases in accordance with the policies of the Company, and to be eligible for an annual cash bonus equal to one percent of the Company's consolidated net income excluding extraordinary gains and losses (the "target bonus"), based on the percentage of budgeted earnings per share attained by the Company for a fiscal year. The amount of such target bonus for which Mr. Foster shall be eligible ranges from 45% for achievement by the Company of 90% of budgeted earnings per share to 100% for achievement by the Company of 100% or greater of budgeted earnings per share. See "Compensation Committee Report" above. In the event of Mr. Foster's death, disability or voluntary termination, he shall be entitled to pro-rated bonus compensation for the fiscal year of such event. The agreement also provides that if Mr. Foster is terminated by the Company without cause or if Mr. Foster resigns subsequent to a change in control of the Company, a material diminution of his position, authority or compensation or his removal by the Company as Chairman of the Board, then Mr. Foster shall be entitled to his base salary and certain other benefits for a period of two years from the date of such event and to bonus compensation in an amount equal to (a) his pro-rated bonus compensation for the fiscal year of such resignation or termination, plus (b) a final bonus calculated, depending on the date of such resignation or termination, to equal his bonus payment for the previous fiscal year or the greater of his bonus payment for the previous fiscal year or the entire then-current fiscal year, and an additional payment, on the first anniversary of the payment of such final bonus, equal to one-half of such final bonus. The agreement also provides that Mr. Foster shall be entitled to the advance of certain expenses in connection with legal proceedings arising in connection with his service as an officer or director of the Company. During fiscal year 1996, Mr. Foster received a grant of options to purchase 2,000,000 shares of Common Stock at an exercise price of $6.88 per share. Of those options 122,112 have a ten year term and 1,877,888 have a seven year term. Those options are subject to the alternate price-based vesting schedule described above. (See "Compensation Committee Report -- Stock Option Awards.") Because such options replaced options previously granted under Mr. Foster's employment contract, such options become exercisable in full in the event of a change of control of the Company, of Mr. Foster's death or disability or of the termination of Mr. Foster's employment with the Company without due cause.

     On July 1, 1996, the Company entered into an amended employment agreement with Timothy E. Foster, Chief Executive Officer of the Company. The agreement provides for a three-year term of employment with automatic one-year extensions commencing July 1, 1999 and continuing on each subsequent anniversary until either party shall give the other notice of non-extension at least one year before any renewal date. The agreement provides for Mr. Foster to receive an annual base salary, currently $500,000, subject to increases in accordance with the policies of the Company, and to be eligible for an annual cash bonus equal to the greater of (a) 0.5% of the Company's consolidated net income excluding extraordinary gains and losses each fiscal year (the "target bonus"), based on the percentage of budgeted earnings per share attained by the Company for a fiscal year, or (b) up to $160,000 for fiscal year 1997, based on achievement of agreed upon performance measures. The amount of such target bonus based on net income for which Mr. Foster shall be eligible ranges from 45% for achievement by the Company of 90% of budgeted earnings per share to 100% for achievement by the Company of 100% or greater of budgeted earnings per share. In the event of Mr. Foster's death, disability or voluntary termination, he shall be entitled to pro-rated bonus compensation for the fiscal year of such event. In fiscal year 1996, Mr. Foster received a grant of options to purchase 1,500,000 shares of Common Stock at an exercise price of $6.88 per share. Of those options 70,586 have a term of 10 years and 1,429,414 have a seven year term. All such options are exercisable in cumulative annual installments of 20% and become exercisable in full in the event of a change of control of the Company, of Mr. Foster's death or disability or of the termination of Mr. Foster's employment with the Company without due cause. Such options are also subject to the alternate price-based vesting schedule described above. (See "Compensation Committee Report -- Stock Option Awards.") The agreement further provides Mr. Foster the use of the Company's private aircraft and certain other benefits. The agreement also provides that if Mr. Foster is terminated by the Company without cause or if Mr. Foster resigns subsequent to a change in control of the Company, a material diminution of his position, authority or compensation or the Company's failure to cause Mr. Foster's election to the Board of Directors, then Mr. Foster shall be entitled to his base salary and certain other benefits for a period of two years from the date of such event and bonus compensation in an amount equal to (a) his pro-rated bonus compensation for the fiscal year of such resignation or termination plus (b) a final bonus calculated, depending on the date of such resignation or termination, to equal his bonus payment for the previous fiscal year or the greater of his bonus payment for the previous fiscal year or the entire then-current fiscal year and an additional payment, on the first anniversary of the payment of such final bonus, equal to one-half of such final bonus. The agreement also provides that Mr. Foster shall be entitled to the advance of certain expenses in connection with legal proceedings arising in connection with his service as an officer or director of the Company.

     In January 1995, the Company entered into an employment agreement with Daryl A. Dixon, President and General Manager -- Contract Rehabilitation Division of the Company. The agreement provides for a five-year term of employment and provides for automatic one-year extensions commencing one year prior to termination and continuing on each subsequent anniversary until either party shall give the other notice of non-extension. The agreement provides for Mr. Dixon to receive an annual base salary, currently $365,000, subject to increases in accordance with the policies of the Company, and to be eligible for an annual cash bonus equal to 50% of his base salary (the "target bonus"). The amount of such target bonus for which Mr. Dixon shall be eligible shall be determined by the executive compensation plan of the Company in effect from time to time and may exceed 100% of such target bonus figure. In the event of Mr. Dixon's death, disability, voluntary termination or termination by the Company without cause, he shall be entitled to pro-rated bonus compensation for the fiscal year of such event. The agreement also provides for the grant of options to purchase the Company's Common Stock. Pursuant to this provision, options to purchase 21,974 shares have been issued. The options become fully vested upon a change of control of the Company. The agreement also provides for a loan by the Company to Mr. Dixon in the amount of $450,000, bearing no interest and payable in equal annual installments of $90,000 over five years, with such loan to be forgiven in $90,000 installments on each payment date provided that Mr. Dixon is employed by the Company, or forgiven in its entirety in the event of Mr. Dixon's death or disability; in addition, on such payment dates Mr. Dixon shall receive additional payments over such five-year period aggregating $26,224. The agreement also provides that if Mr. Dixon is terminated by the Company without cause, he shall be entitled to his base salary and certain other benefits for a period of two years, and the unpaid balance of such loan shall be forgiven by the Company in installments without regard to the requirement that Mr. Dixon be employed by the Company. Mr. Dixon has a separate agreement relating to relocation under which he has received a loan of $33,556.63, at an interest rate of prime plus 1%, which is to be forgiven in four equal annual installments beginning on August 1, 1994, subject to Mr. Dixon remaining employed by the Company.

     Effective January 1, 1996, the Company entered into an employment agreement with Ronald G. Hiscock under which he serves as President and General Manager of the Outpatient Division of the Company. The agreement provides for an annual base salary, currently $280,104, subject to increases in accordance with the policies of the Company, and an annual cash bonus opportunity equal to 50% of base salary. The agreement also provided for the grant to Mr. Hiscock of options to purchase 50,000 shares of the Company's Common Stock at an exercise price of $5.75 per share. Those options vest in cumulative annual increments of 20% beginning in December 1996, have a ten year term and become fully vested upon a change in control of the Company. The agreement provides that Mr. Hiscock shall be eligible for additional option grants based on performance. Mr. Hiscock will be entitled to continuation of his base salary for up to one year following termination of his employment by the Company other than for cause.

CERTAIN TRANSACTIONS

     Since January 1993, the Company has subleased office space to certain companies controlled by John H. Foster, Chairman of the Board of the Company, in his capacity as chairman of the board, chief executive officer or general partner of the principal stockholders of such companies. The Company will pay base rent at an annual rate of $14.00 per square foot through December 1997 and $17.50 per square foot from January 1998 through December 2003. The companies controlled by Mr. Foster will pay base rent at a rate equal to the Company's cost, including reimbursement for leasehold improvements made by the Company, through December 2003 for their respective areas under sublease as follows:
Foster Management Company, 5,728 square feet; Apogee, Inc., 11,324 square feet; and Valley Forge Dental, Inc., 4,007 square feet.

     Timothy E. Foster, Chief Executive Officer and a director of the Company, serves as a director of Apogee, Inc. and Valley Forge Dental, Inc.; and Stephen
E. O'Neil, a director and member of the Compensation and Audit Committees of the Company, serves as a director of Valley Forge Dental, Inc. Each of the foregoing companies is controlled by John H. Foster.

INFORMATION CONCERNING CERTAIN STOCKHOLDERS

     The shareholdings as of August 31, 1997 of the only person known to the Company to own beneficially more than 5% of the outstanding shares of the Common Stock other than John H. Foster, whose shareholdings are set forth above under "I. Election of Directors" and whose address is 1016 W. Ninth Avenue, King of Prussia, Pennsylvania 19406, and the shareholdings as of August 31, 1997 of all directors and officers of the

Company as of such date as a group (according to information furnished by them to the Company) are set forth in the following table. The shareholdings of the five named executive officers of the Company (except for Daryl A. Dixon, Ronald
G. Hiscock and Peter D. Bewley, whose shareholdings are set forth in the table below) are set forth above under "I. Election of Directors." Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.

                                                 SHARES OF COMMON STOCK
                         NAME                      OWNED BENEFICIALLY         PERCENT OF CLASS
        ---------------------------------------  ----------------------       ----------------
        GeoCapital Corporation
        767 Fifth Avenue
        New York, New York.....................         4,251,603(1)                 7.0%
        All Directors and Officers
          as a Group (21 persons)..............         5,785,606(2)(3)              9.5%
        Daryl A. Dixon.........................            89,213(4)              *
        Ronald G. Hiscock......................           114,530(5)              *
        Peter D. Bewley........................            76,277(6)              *

---------------
 *  Less than one percent.

(1) GeoCapital Corporation does not have voting power with respect to these shares.

(2) See footnotes 2 through 10 on pages 3 and 4.

(3) Includes 2,864,822 shares presently issuable upon exercise of options and 4,137 shares issuable on conversion of convertible debt securities.

(4) Includes 82,963 shares presently issuable upon exercise of options and 25 shares owned by Mr. Dixon's spouse.

(5) Includes 112,030 shares presently issuable upon exercise of options.

(6) Includes 66,277 shares presently issuable upon exercise of options.

              II. APPROVAL OF THE GRANT TO AN EXECUTIVE OFFICER OF
                        OPTIONS TO PURCHASE COMMON STOCK

     On April 25, 1997, subject to the approval of the stockholders of the Company, as an inducement essential to his entering into an employment contract with the Company to become its President and Chief Operating Officer, Mr. James
W. McLane was granted an option to purchase 850,000 shares of the Company's Common Stock at an exercise price of $10.875 per share, the market price of the Common Stock on the date of the grant. The term of the option is ten years. The right to purchase 100,000 shares of the Company's Common Stock under the option vested immediately. Rights to purchase the remaining 750,000 shares of Common Stock will vest in equal annual increments of 20% during the first five (5) years of the option term. The option becomes exercisable in full in the event of a change of control of the Company.

     The Board of Directors believes that Mr. McLane is a valuable addition to the Company's executive management team. His experience with managed care, the payor side of health care and health care policy development on the national level is expected to benefit the Company greatly as the health care marketplace turns farther toward managed care and the integrated delivery of health care services.

     As the former Chief Executive Officer of Aetna Health Plans, Mr. McLane is a seasoned health care operating executive who is well-prepared to assume the President's role in the Company. Because of the Company's rate of growth and expansion into new lines of business, it was essential to attract a leader of Mr. McLane's quality to strengthen the Company's management team.

     Upon issuance of such options, there are no federal income tax consequences to the Company or Mr. McLane. Upon exercise of the options, Mr. McLane will realize taxable income to the extent of the difference between the exercise price and the market price for the Common Stock on the date of exercise, and the Company will have a deductible expense equal to Mr. McLane's realized taxable income.

     The purpose of such grant of options is to induce Mr. McLane to accept employment with the Company and to provide him with an incentive to create significant appreciation in value for the stockholders of the Company.

     The following table sets forth the benefits that may be received by Mr. McLane if the grant of options to purchase Common Stock is approved. The closing price of the Common Stock on September 5, 1997 was $15.00.

                               NEW PLAN BENEFITS

                   GRANT OF OPTIONS TO PURCHASE COMMON STOCK
                             TO JAMES W. MCLANE (1)

                       NAME AND POSITION                     DOLLAR VALUE($)     NUMBER OF UNITS
    -------------------------------------------------------  ---------------     ---------------
    James W. McLane........................................            --            850,000
      President and Chief Operating Officer

---------------
(1) Under this grant of options to James W. McLane no options or other benefits will accrue to any current directors, any executive officers, or any other current employees of the Company other than Mr. McLane.

     The Board of Directors believes that the grant is in the best interests of the Company. THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE APPROVAL OF THE GRANT OF OPTIONS TO JAMES W. MCLANE. It is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of the approval of the grant of options unless otherwise instructed therein. If the grant is not approved, the Board of Directors will consider the appropriateness of alternative compensation for Mr. McLane.

           III. RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board has selected Price Waterhouse LLP to serve as independent accountants for the Company for the fiscal year ending June 30, 1998.

     Price Waterhouse LLP has served as independent accountants for the Company since 1989 and, although it is not required to do so, the Board is submitting its selection of the Company's independent accountants for ratification at the Meeting, in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board will reconsider its selection.

     THE BOARD RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE COMPANY'S FISCAL YEAR ENDING JUNE 30, 1998. It is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in favor of such ratification unless otherwise instructed therein.

     A representative of Price Waterhouse LLP will be present at the Meeting with the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

                               IV. OTHER MATTERS

     The Board does not know of any other matters which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                                V. MISCELLANEOUS

     All costs relating to the solicitation of proxies of holders of Common Stock will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company and its subsidiaries personally, by mail or by telephone or otherwise. The Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.

     It is important that proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Exchange Act, directors and executive officers of the Company are required to make certain filings on a timely basis with the Securities and Exchange Commission. One director, Stephen E. O'Neil, failed to make four timely filings of statements on Form 4 regarding five sales of the Company's Common Stock. Mr. O'Neil has subsequently filed the necessary report. An executive officer, Aven A. Kerr, failed to make a timely filing of a Form 3 required upon her election as an officer. Ms. Kerr subsequently filed the required report. Another executive officer, Laurence F. Lane, failed to make one timely filing of a statement on Form 4 regarding an acquisition of the Company's Common Stock. Mr. Lane subsequently filed the required report.

STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the next Annual Meeting of Stockholders of the Company must be received by the Company by May 25, 1998 in order to be considered for inclusion in the Company's proxy statement relating to such meeting.

ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, which has been filed with the Securities and Exchange Commission, is included in the Annual Report accompanying this Proxy Statement.

September 29, 1997

                                 NOVACARE, INC.

          PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- OCTOBER 30, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, a stockholder of NOVACARE, INC., does hereby appoint JOHN H. FOSTER and TIMOTHY E. FOSTER, or either of them, his or her proxies, with full power of substitution or resubstitution, to appear and vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, October 30, 1997 at 10:00 A.M., local time, or at any adjournment thereof, upon such matters as may properly come before the Meeting.

        The undersigned hereby instructs said proxies or their substitutes to vote as specified below on each of the following matters and in accordance with their judgement on any other matters which may properly come before the Meeting.

              (Continued and to be Completed on the Reverse Side)

    PLEASE MARK YOUR
[X] VOTES AS IN THIS
    EXAMPLE
                                FOR all nominees listed     WITHHOLD AUTHORITY
                                below (except as marked      to vote for all
                                to the contrary below)     nominees listed below

1. Election of
   Directors                              [ ]                         [ ]

(INSTRUCTION: to withhold authority to vote for any individual nominee write that nominee's name in the space provided below)


--------------------------------------------------------------

NOMINEES: Peter O. Crisp, John H. Foster, Timothy E. Foster, E. Martin Gibson, Siri S. Marshall, James W. McLane, Stephen E. O'Neil, George W. Siguler, Robert G. Stone, Jr., and Daniel C. Tosteson, M.D.

                                                          FOR   AGAINST  ABSTAIN
2. Approval of grant of options to purchase
   Common Stock to an executive officer                   [ ]     [ ]      [ ]

3. Ratification of Price Waterhouse LLP as
   independent accountants
                                                          [ ]     [ ]      [ ]

                           The Board of Directors favors a vote "FOR" each item.

                           THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THEY WILL BE VOTED IN FAVOR OF THE ITEM(S) FOR WHICH NO DIRECTION IS INDICATED.

                           IMPORTANT: Before returning this Proxy, please sign your name or names on the line(s) below exactly as shown thereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the name of joint tenants or trustees, each joint tenant or trustee should sign.


Dated:        , 1997 Signature(s)                                         (L.S.)
      --------                   -----------------------------------------
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                             [FIDELITY LETTERHEAD]

                                                              September 29, 1997

To the Participants in the NovaCare, Inc.
401(k) Retirement Savings Plan:

     In connection with the Annual Meeting of Stockholders of NovaCare, Inc. to be held on October 30, 1997, participants in the NovaCare, Inc. 401(k) Retirement Savings Plan who have elected to purchase NovaCare stock are invited to review the enclosed Proxy Statement.

     Participants who desire to instruct the Plan trustee as to how they wish to vote shares of stock in which participants have an ownership interest through the Plan are invited to complete and return the enclosed instruction card. Shares of stock held through the Plan will be voted by the trustee as indicated on all returned instruction cards. Instruction cards must be received by October 24, 1997, in order for the Plan trustee to act upon participants' instructions. Please note the Plan trustee is required to hold participants' instructions in confidence and is not permitted to disclose the contents of these directions to NovaCare, Inc., or any employee or officer thereof. In accordance with the trust, shares held through the Plan for which no instruction cards are returned in a timely manner will not be voted.

                                          Sincerely,

                                          Trustee

                                                                 [Fidelity Logo]

                             [NovaCare Letterhead]

                                                   King of Prussia, Pennsylvania
                                                              September 29, 1997

To the Participants in the NovaCare
1986 Stock Option Plan and Related Plans:

     Enclosed herewith are copies of (i) the NovaCare, Inc. Annual Report for the fiscal year ended June 30, 1997 (including NovaCare's Annual Report on Form 10-K for such fiscal year) and (ii) the Proxy Statement delivered to holders of NovaCare common stock in connection with the Annual Meeting (the "Meeting") of Stockholders of NovaCare, Inc. to be held on October 30, 1997.

     Although holders of options to purchase NovaCare common stock under the NovaCare 1986 Stock Option Plan and related plans are not entitled to vote at the Meeting with respect to such options, pursuant to the rules of the Securities and Exchange Commission, NovaCare is required to deliver to such holders the enclosed materials, which are provided herewith for your review and information.

                                [NOVACARE LOGO]

                                                   King of Prussia, Pennsylvania
                                                              September 29, 1997

Holders of NovaCare, Inc. 5 1/2% Convertible
Subordinated Debentures Due 2000:

     Enclosed herewith are copies of (i) the NovaCare, Inc. Annual Report for the fiscal year ended June 30, 1997 (including NovaCare's Annual Report on Form 10-K for such fiscal year) and (ii) the Proxy Statement delivered to holders of NovaCare common stock in connection with the Annual Meeting (the "Meeting") of Stockholders of NovaCare, Inc. to be held on October 30, 1997.

     Although holders of NovaCare, Inc. 5 1/2% Convertible Subordinated Debentures Due 2000 are not entitled to vote at the Meeting with respect to such Debentures, pursuant to the rules of the Securities and Exchange Commission, NovaCare is required to deliver to such holders the enclosed materials, which are provided herewith for your review and information.

[NOVACARE LETTERHEAD]


                                                   King of Prussia, Pennsylvania
                                                              September 29, 1997

Participants in NovaCare, Inc. Supplemental Benefits Plan
Holding Interests Represented by NovaCare, Inc. Common Stock

        Enclosed herewith are copies of (i) the NovaCare, Inc. Annual Report for the fiscal year ended June 30, 1997 (including NovaCare's Annual Report on Form 10-K for such fiscal year) and (ii) the Proxy Statement delivered to holders of NovaCare common stock in connection with the Annual Meeting (the "Meeting") of Stockholders of NovaCare, Inc. to be held on October 30, 1997.

        Although participants in the NovaCare, Inc. Supplemental Benefits Plan holding interests represented by NovaCare, Inc. common stock are not entitled to vote at the Meeting with respect to such interests, pursuant to the rules of the Securities and Exchange Commission, NovaCare is required to deliver to such holders the enclosed materials, which are provided herewith for your review and information.